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                                                                      Exhibit 11

DOMINION BRIDGE CORPORATION
COMPUTATIONS OF EARNINGS PER COMMON AND
COMMON-SHARE EQUIVALENT
(In thousands of U.S. dollars except share data)
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
                                                                       Year ended
                                                                       September 30,
                                                                       1997
Income applicable to common stock                                          $(22,320)
-----------------------------------------------------------------------------------

Primary shares:
  Average number of common shares outstanding during the period          28,834,000
  Common-share equivalents attributable to options and preferred stock           --
-----------------------------------------------------------------------------------
  Total common shares and common-share equivalents                       28,834,000
-----------------------------------------------------------------------------------

Primary earnings per common share and common-share equivalent                 (0.77)
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

                                                                       Year ended
                                                                       September 30,
                                                                       1996
Income applicable to common stock
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Fully diluted  shares:
  Average number of common shares outstanding during the period          18,174,000
  Common-share equivalents attributable to options and preferred stock           --
  Dilutive preferred shares                                                      --
-----------------------------------------------------------------------------------
  Total common shares and common-share equivalents                       18,174,000
-----------------------------------------------------------------------------------

Fully diluted earnings per common share and common-share equivalents           (.55)
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